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                                                                   Exhibit 10.12

                                 LEASE AGREEMENT

THIS LEASE is dated to be effective as of October 1, 2002 between MEDAIRE, INC., an Arizona corporation ("Lessee") and BANNER HEALTH SYSTEM, an Arizona a nonprofit corporation ("Lessor").

                             BASIC LEASE INFORMATION

1.   Building Address: 1111 East McDowell
                       Phoenix, AZ 85006

2. Premises: The Premises consist of a portion of Good Samaritan Regional Medical Center (the "Building") and contains the rentable area depicted on Exhibit "A" attached hereto and incorporated herein by this reference (the "Rentable Area"). The square footage of Rentable Area shall be the square footage denoted on Exhibit "A", as the same may be amended from time-to-time. The initial square footage of the Rentable Area is 490 square feet.

3.   Basic Annual Rent: S28.36 per square foot.

4.   Monthly installments of Basic Rent: $1,158.33 per month.

5.   Lease Term: Five (5) Years and Three (3) Months

6.   Commencement Date: October 1, 2002

7.   Expiration Date: December 31, 2007

8. Permitted Use: -Medical advisory and specialist consultations to commercial and private air and watercraft, travelers, and persons and medical clinics in remote locations (including clinics owned or affiliated with Lessee).

9.   Lessee Address:   80 E. Rio Salado Parkway
                       No. 610
                       Tempe, AZ 85281
                       Attn: Kjell Andreassen

10.  Lessor's Address: 1441 North 12th Street
                       Phoenix. Arizona 85006
                       Attn: President, Arizona Region
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11.  Security Deposit: $0.00

RECITALS

     A. Lessee desires to enter into this Lease whereby a portion of the Building will be leased to Lessee upon the terms and conditions herein provided.

     B. Lessor is willing to lease a portion of the Building to Lessee upon terms and conditions greed to by the parties.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1. LEASE OF PREMISES. Lessor hereby leases to Lessee, and Lessee leases from Lessor, for the Lease Term, at the Basic Rent rate, and pursuant to the provisions hereof, the Premises as described in the Basic Lease Information and depicted in Exhibit "A" located in a portion of the Building.

2. TERM.

     2.1 Initial Term. Except as otherwise may be provided herein, the Lease Term shall be for the period set forth in the Basic Lease Information.

     2.2  Renewals. Lessee shall have no right to renew this Lease.

     2.3 Commencement Date. The Lease shall commence at 12:01a.m. on the Commencement Date and shall end at 12:00a.m. on the Expiration Date set forth in the Basic Lease Information.

     2.4 Commencement Confirmation. If the term hereof commences on a date other than the scheduled Commencement Date, the parties shall confirm in writing the Commencement Date, which confirmation shall be attached hereto and made a part hereof.

3. RENTAL.

     3.1 Monthly Rental. Lesee shall pay to Lessor as the Basic Rent hereunder the sum indentified in the Basic Lease Information. The Basic Rent shall be paid mmonthly in advance of or on the first day of each calendar month or if the Lease Term commences or terminates on other than the first or last day of a calendar onth, the the Basic Rent for the partial month shall be prorated on a perdiem basis (based on a 30 day month). Any prepaid excess rental for the first month shall be applicable to the subsequent month's rental payable by Lessee on a pro rata basis.

     3.2 Payment. Rental and all other sums payable hereunder shall be paid to Lessor, at the address set forth in the Basic Lease Information or at such other place or to such other person as Lessor may from time to time designate by notice hereunder. All payments shall be made in lawful money of the United States of America.

     3.3 Rent Taxes. Lessee shall pay to Lessor at the same time as any rental or other payment is made by Lessee hereunder an amount equal to the amount of all excise, sales, use, transaction privilege and rent taxes duly levied or assessed upon or on account of such rental, or any other amounts payable by Lessee hereunder including real property taxes attributable to the Premises (except Lessor's income taxes).

     3.4 Security Deposit. As security for Lessee's performance hereunder, Lessee has deposited with Lessor a Security Deposit in the amount specified in the Basic Lease Information. If Lessee fully performs its obligations hereunder, Lessor shall return the Security Deposit, or balance thereof then held by Lessor, without interest, to Lessee within thirty (30) days after Lessee surrenders possession of the Premises to Lessor as herein required. In the event of a default by Lessee, Lessor may, at its option and without notice, apply all or part of the Security Deposit to wholly or partially cure such default. If the Lessor does so, Lessee shall, upon request, deposit with the Lessor the amount so applied so that the Lessor will have on hand at all times during the term of this Lease the full amount of the Security Deposit. Lessor shall not he required told the Security Deposit in a separate account.

     3.5 Adjusted Basic Rent. The Basic Annual Rent (and the corresponding Monthly Installments of Basic Rent) are set forth in Items 3 and 4 of Basic Lease Information. The Basic Rent shall be adjusted from time to time based on changes in the actual square footage included within the Premises, as may be agreed by Lessee and Lessor and evidenced in amendments to Exhibit "A".

4. BUILDING OPERATING COST. For purposes of this Lease, Building Operating Costs shall be deemed included in the payments of Base Rent.
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5. USE OF PREMISES.

     5.1  Permitted Uses.

               (a) The Premises may be used for the purposes described in Basic Lease Information and for no other purpose without the written consent of the Lessor that shall not be unreasonably withheld.

               (b) Lessee shall not use the Premises in any manner that would constitute a nuisance.

               (c) Lessee shall, at its expense, comply with all municipal, county, state and federal laws and regulations, now or hereafter in force, pertaining to the Premises or their use, provided that Tenant shall not be obligated to perform structural alterations or modifications or alterations to the Premises that are capital in nature unless required by law or regulation relating specifically to Lessee's use of the Premises.

     5.2 Normal Business Hours. The normal business hours shall be 24 hours per day, 7 days per week. Lessee shall have access to the Premises at all times, and Lessee employees regularly assigned to work in the Premises shall be issued security badges by Lessor authorizing such Lessee employees to have full-time access to the Premises.

     5.3 Common Area. Subject to the reasonable rules and regulations from time to time promulgated by Lessor with respect to the Premises, and the rights reserved by Lessor, Lessee shall be entitled to the nonexclusive use in common with Lessor, other Leases and employees, agents, contractors, customers and invitees, of such sidewalks, hallways, stairways, toilets, lawns, malls, patios, parking and other facilities in the Building (the "Common Area") as Lessor shall from time to time designate for shared use by the lessees of the Building.

     5.4 Compliance with Law. At Lessee's expense, Lessee shall comply promptly with all applicable governmental, ordinances, rules and regulations in effect during the term or any part of the term hereof regulating the use or occupancy of the Premises occupied by Lessee pursuant to this Lease (except that Lessee shall not be required to make structural changes required to bring the Building into compliance with applicable laws).

     5.5 Compliance with Insurance Requirements. Lessee shall not knowingly engage in or permit any activity that will cause the cancellation or increase the existing premium rate of fire insurance.

     5.6 Waste, Nuisance, Etc. Lessee shall not commit or permit any waste on the Premises or deface or injure the Premises. Lessee shall not permit on the Premises any offensive, noisy or dangerous activity or other nuisance or other activity or thing that will disturb the quiet enjoyment or peacable possession of Lessor or any other Lessee in the Building.

     5.7 Trash. Lessee shall place all unregulated refuse or trash in receptacles provided for the Premises by Lessor, which will then be disposed of by the Building's janitorial firm. Lessee will be solely responsible for disposal of substances described in Paragraph 20.

6. SERVICE AND UTILITIES.

     6.1 Lessee Obligations. Lessee shall pay prior to delinquency all telephone and hazardous waste removal services furnished to the Premises during the term of this Lease.

     6.2 Lessor's Obligations. Lessor agrees to pay all real property taxes and provide landscaping, gas, heat, light, power, electric, water, sewer, non-hazardous trash collection, general maintenance, including janitorial services (collectively "Utilities").

7. MAINTENANCE AND REPAIR.

     7.1 Lessor's Obligation. As of the effective date of this Lease all fixtures and equipment in the Premises are in good repair and operating condition. Lessor, shall promptly repair, and at all times maintain in good condition, the fixtures and equipment in the interior of the Premises, including heating units, air conditioning equipment, hot water heaters, electrical installations, plumbing, plumbing equipment and fixtures, all hardware, and replace all broken or damaged glass. All repairs to the Premises and the Building including, without limitation, heating, air conditioning, electrical and plumbing systems, which are necessary in order to maintain the foregoing in good condition shall he made by Lessor. Within twenty four (24) hours after receipt of written notice of failure of an essential system (e.g. heating, air conditioning) Lessor shall repair the problem. Repairs, alterations and additions to the Premises required and ordered by new governmental regulations or the Board of Fire Underwriters shall he made by Lessor at its expenses. Lessor hereby agrees to
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          maintain the Building standard improvements installed by Lessor, normal wear and tear and damage by Lessee excepted. In any event, repairs contemplated by this paragraph shall be completed within thirty (30) days after receipt of written notice or, if completion is not possible within such time, repairs shall be commenced within thirty (30) days and diligently pursued to completion; if repairs are not so completed rental hereunder shall abate in an amount proportionate to the portion of the Premises affected by the unrepaired item.

     7.2 Lessee Obligations. Unless such maintenance or repairs are required because of any negligent or intentional act or omission of Lessor, its agents, employees, Contractors or invitees or arc specifically designated as the obligation of Lessor, Lessee shall, at its expense, keep the Premises in a safe, neat and clean condition and in good order and repair (reasonable wear and tear excluded). Lessee shall not permit, allow, or cause the sinks, toilets, or urinals in the Premises or Building to be used for any purpose except that for which they were designed and installed. Lessee agrees to repair any damage to the Premises or the Building caused by or in connection with the installation or removal of any personal property, business or trade fixtures or equipment. The provisions of this Paragraph 7.2 are not intended to and shall not impose on Lessee an obligation to conduct routine maintenance or repair areas outside of Lessee's Premises.
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8. ALTERATIONS AND ADDITIONS

     8.1 Alterations. Lessee may not make alterations, additions or improvements to the Premises without obtaining the prior written consent of Lessor.

     8.2 Business Fixtures. Provided that Lessee is not in default hereunder, all articles of personal property and all business and trade fixtures, equipment, furniture and movable partitions owned by Lessee and installed by lessee at its expense in the Premises other than Lessee Improvement items such as shall be and remain the property of Lessee and may be removed by Lessee at any time during the Lease Term and Lessee shall make any repairs necessitated thereby.

     8.3 Tenant Improvements. Lessor will make no tenant improvements to the Premises; Lessee expressly accepts the Premises "as is".

9. ENTRY OF LESSOR. Lessor reserves and shall at any and all times have the right to enter the Premises to inspect the same or provide other services provided by Lessor hereunder to the Premises and to perform the work of maintenance, repair or reconstruction which is the responsibility of Lessor hereunder, provided that the use and enjoyment of the Premises by Lessee shall not be interfered with.

10. LIENS Lessee shall keep the Premises and the Building free from any liens arising out of work performed, materials furnished or obligations incurred by Lessee and shall indemnify, hold harmless and defend Lessor, the Premises and the Building from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Lessee.

11. INDEMNITY.

     11.1 Lessor Indemnity. Lessor shall indemnify Lessee from and against all actions, claims, liabilities and demands whatsoever, including costs, expenses and attorney's fees resulting from or claimed to have resulted from any willful misconduct or negligent acts or omissions of Lessor or its employees, agents, or invitees engaged in the work under the Lease at the time of the event or occurrence upon which such actions, claims or demand are based. This indemnification specifically provides for indemnitor liability for contribution and percent of liability under Arizona Revised Statutes Section 12-2501 through 2509.

     11.2 Lessee Indemnity. Lessee shall indemnify and save harmless Lessor against all actions, claims, liabilities and demands whatsoever, including costs, expenses and attorney's fees resulting from or claimed to have resulted from any willful misconduct or negligent acts or omissions of Lessee or its employees, agents, or invitees. This indemnification specifically provides for indemnitor liability for contribution and percent of liability under Arizona Revised Statutes
          Section 12-2501 through 2509.

12. INSURANCE: WAIVER OF SUBROGATION.

     12.1 Lessee Insurance. During the entire Lease Term, Lessee shall, at its sole cost and expense, procure and maintain: (i) comprehensive general public liability insurance against claims for personal injury, death and property damage occurring upon, in or about the Premises with a combined single limit of not less than S 1,000,000 for one person injured, 51,000,000 for any one accident and $1,000,000 for property damage; and (ii) fire and extended coverage, vandalism, malicious mischief, and special extended perils (all risk) insurance in an amount not less than the full cost of replacement of improvements by Lessee on the Premises (if any) and all of Lessee personal property, inventory, decorations, trade fixtures, furnishings. equipment and other contents in the Premises.

          All policies of insurance shall be issued by an insurer reasonably acceptable to Lessor and shall name Lessee as insured and Lessor as an additional insured (and/or the mortgagee of Lessor if Lessor so requires) and shall he issued by insurance carriers acceptable to Lessor. On or before the Commencement Date, Lessee shall furnish Lessor with certificate of insurance showing that insurance meeting the requirements hereof has been obtained and paid at least one (1) year in advance by Lessee, and Lessee shall obtain a written commitment from its insurance carrier to notify Lessor in writing at least thirty (30) days prior to any cancellation or modification thereof Pursuant to that certain Services and Support Agreement between Lessor and Lessee of even date herewith (the "Services Agreement"), Lessor has agreed to provide the insurance required of Lessee hereunder until June 30, 2003.

     12.2 Lessor Insurance. During the entire Lease Term, Lessor shall procure and maintain (i) comprehensive general public liability insurance against claims for personal injury, death and property damage occurring upon in or about the Building, with a combined single limit of not less than 51,000,000 for one person injured, S1,000,000 for any one accident and $1,000,000 for property damage; (ii) fire and extended coverage vandalism, malicious mischief and special extended perils (all risk) insurance in an amount reasonable and customary under the circumstances, taking into account the cost of replacing the Building and the availability and expense of such insurance.. Upon Lessee request, Lessor shall provide Lessee with evidence of such insurance.

     12.3 Waiver of Subrogation. To the extent permitted by any policies of insurance maintained by Lessor or Lessee. Lessor and Lessee each hereby waive any and all rights of recovery against the other or against the officers, partners, employee, agents and representative of the other for loss of or damage to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. The Lessor and Lessee shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing conditional mutual waiver of subrogation is contained in this Lease. Lessor and Lessee agree to notify the other if the waiver of subrogation is not permitted under existing insurance policies.

13. DAMAGE OR DESTRUCTION. If the Premises or any portion thereof are damaged and the cost of Restoration (defined below) does not exceed the amount of any insurance proceeds available as a result of the destruction. then Lessee shall diligently effect the Restoration and this Lease shall remain in full effect provided that if Restoration cannot he completed before the end of the Term, Lessee shall have no obligation to effect Restoration and Lessor may elect either to terminate the Lease by written notice to Lessee delivered within 90 days after the date of the event of destruction or damage or to continue the Lease with rental payments reduced by the proportion that the damaged Premises has to the entire Premises. Restoration shall mean reconstruction, rebuilding, rehabilitation, repair or replacement necessary to return the Premises to substantially the same condition as it was in immediately before the damage or destruction.

14. EMINENT DOMAIN. If all or any par of the Premises shall be taken or appropriated for public or quasi-public use by right of eminent domain, with or without litigation, or transferred by agreement in contemplation of any such taking or appropriation, and the remainder of the Premises is rendered unusable for Lessee's business, either Lessor or Lessee shall have the right at their respective options, exercisable within thirty (30) days of receipt of notice of such taking, to terminate this Lease as of the date possession is taken by the condemning authority. If more than twenty five percent (25%) of the area of the Building shall he taken or appropriated, Lessor shall have the right at its option to terminate this Lease by giving notice thereof within thirty (30) days of receipt of notice of such taking, such termination to be effective as of the date possession is taken by the condemning authority. No award for any partial or entire taking shall be apportioned and Lessee hereby assigns to Lessor any award which maybe made in such taking, together with any and all rights of Lessee now or hereafter arising in or to be the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Lessor any interest in or to require Lessee to assign to Lessor any award made to Lessee for the taking of property or trade fixtures belonging to Lessee, for unamortized cost of Leasehold improvement made or installed by Lessee at its expense or for moving expenses. In the event of a partial taking of the Premises which does not result in a termination of this Lease, rent shall be reduced, effective the date possession is transferred to the condemning authority, in the proportion that the part of the Premises taken or made unusable bears to the area of the Premises immediately prior to such taking. If a temporary taking under this paragraph continues for 90 days or more, Lessee may terminate this Lease by written notice to Lessor, delivered at least 10 days in advance. Notwithstanding the forgoing sentence, however, Lessee may not terminate this Lease under this provision if during the 90 days following commencement of the taking, Lessor has made available to Lessee for Lessee's use, other space reasonably sufficient for Lessee to operate its business, taking into account that such other space will be for a temporary use only.

15. ASSIGNMENT AND SUBLETTING.

     15.1 Lessor's Consent. Lessee shall not assign, transfer or sublease (collectively, a "transfer") this Lease or any interest herein or permit the Premises to be occupied by any party thereof or by any entity other than Lessee, without the prior written consent of Lessor which consent may he withheld or conditioned in Lessor's sole discretion, and any attempt to do so without such consent being first obtained shall be wholly void and shall constitute a default of this Lease,

     15.2 No Waiver of Lessee. The acceptance of rent by Lessor from any other person shall not be deemed to be a waiver by Lessor of any provision of this Lease or to be a consent to any transfer. Consent to one transfer shall not be deemed to constitute consent to any subsequent transfer.

16. REMOVAL OF LESSEE PROPERTY

     16.1 Lessee Property. The term "Lessee Property" is defined as furniture, trade fixtures, equipment and other personal property installed, in, on or about the Premises by Lessee at Lessee expense, including metal storage units, signs, office machines, medical equipment, data processing equipment, security devices and chests, and other items of personal property which are not attached or built in.

     16.2 Removal. Provided that Lessee is not in default hereunder, Lessee may remove any of Lessee Property immediately upon the expiration or termination of this Lease, and any of Lessee Property remaining on the Premises after such expiration or termination shall, at Lessor's option, become the property of Lessor. Lessee promptly shall repair, in good and workmanlike manner, at its own expense, any damage to the Premises caused by the installation or removal of Lessee Property.

     16.3 Surrender. Upon the expiration or termination of this Lease for any reason, Lessee immediately and peaceably shall surrender the Premises to Lessor in a safe and clean condition and in good order and repair, reasonable wear and tear excepted.

17. FORCE MAJEURE. If either party is delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, civil disorder, inability to procure materials, or other cause without fault and beyond the reasonable control of such party (financial inability excepted), performance of such act shall be excused for the period of delay.

18. RESERVED RIGHTS. Lessor reserves the following rights, exercisable without notice, without constituting an eviction, constructive or actual, or a disturbance of Lessee use or possession or giving right to any reduction of rent by Lessee:

     18.1 Modify the Building. The right to add to, modify, improve, alter, remodel or remove any part or all of the Building (so long as such modification does not impair Lessee's use of the Premises or Lessee's rights hereunder). If any portion of the Premises is modified, Lessor shall obtain Lessee's written consent that shall not be unreasonably withheld or delayed.

     18.2 Improvements. The right to add to, improve or alter any part or all of the parking area, sidewalks, hallways and other portions of the Common Area and facilities appurtenant to the Building, provided that Lessor shall not materially and adversely effect Lessee access to or use of the Premises.

     18.3 Window Covering. The right to designate and approve, all types of window shades, blinds, drapes, awnings, window ventilators and other similar window coverings and equipment.

     18.4 Lighting. The right to control all internal lighting.

19. DEFAULTS. REMEDIES.

     19.1 Events of Default. The occurrence of any of the following events shall constitute a "default" hereunder:

          19.1.1 The abandoning of the Premises;

          19.1.2. Failure to pay any installment of rent or other monies when due and payable hereunder, if the failure shall continue for five
               (5) days after receipt of written notice thereof from Lessor;

          19.1.3 Failure to perform any provisions hereof (except for a monetary default under Paragraph 19.1.2, above) if the failure shall continue for thirty (30) days after written notice thereof

          19.1.4 Termination of the Services Agreement, or the occurrence of a material breach by Lessee of the Services Agreement that is not cured within the time permitted under the Services Agreement,

     19.2 Remedies. In the event of any such default by Lessee, Lessor shall be entitled to exercise the following rights and remedies at any time thereafter:

          19.2.1 Collect each installment of rental hereunder as and when the same matures.

          19.2.2 Without termination of this Lease, lock the doors to the Premises and exclude Lessee therefrom.

          19.2.3 Terminate Lessee right to possession and occupancy of the Premises without terminating the term of this Lease; and in the event Lessor shall exercise such right of election, the same shall be effective as of the date of written notice of Lessor's election, given by Lessor to Lessee at any time after the date of an Event of Default. Upon any termination of the term hereof whether by lapse of time or otherwise, or upon any termination of Lessee right to possession or occupancy of the Lease without terminating the term hereof Lessee shall promptly surrender possession and vacate the Premises and deliver possession thereof to Lessor, and Lessee hereby grants to Lessor full and free license to enter into and upon the Premises in such event without process of law and to expel or remove Lessee and any others who may be occupying the Premises and to remove therefrom any and all property, using for such purpose such force as may he necessary without being guilty of or liable for trespass, eviction, or forcible entry or detainer and without relinquishing Lessor's right to rent or any other right given to Lessor hereunder or by operation of law.

          19.2.4 If Lessor elects to terminate Lessee right to possession only, without terminating the term of this Lease, Lesor at it option may enter into the Premises, remove Lessee's property and other evidences of tenancy, and take and hold possession thereof without such entry and possession terminating the term of this Lease or otherwise releasing Lessee in whole or in part from its obligation to pay the rent herein reserved for the full term hereof

          19.2.5 Retain or take possession of any property belonging to Lessee upon the Premises pursuant to Lessor's statutory lien. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee. and Lessor shall in no event be liable for any damage or loss thereto.

          19.2.6 Terminate this Lease by written notice to Lessee, in which event Lessee shall have no further interest in this Lease or in the Premises, and Lessor may recover fom Lessee all damage Lessor may incur by reason of Lessee breach, including the cost of recovery the Premises and reasonable attorney's fees.

          19.2.7 Render such performance required of Lessee, other than the payment of Basic Rent, and charge all costs and expenses incurred in connection therewith to Lessee, and all amounts so charged shall be due and payable immediately to Lessor upon presentment of a statement including supporting documentation to Lessee indicating the amount and nature of such costs or expenses.

          19.2.8 Suspend or discontinue any or all of the serices to be provided to the Premises pursuant to Article 6 or 7 hereof during the continuance of any such default and any such suspension or discontinuance shall not be deemed or construed to be an eviction (whether actual or constructive) or ejection of Lessee.

          19.2.9 No reentry or taking possession of the Premises by Lessor pursuant to the terns of this Article 19 shall be construed as an election on its pail to terminate this Lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination, Lessor may at any time thereafter, elect to terminate this Lease for such previous breach.

          19.2.10 If Lessor does not receive any installment of rent prior to expiration of the notice period specifed in Paragraph 19.1.2 or any other sum due hereunder within thirty (30) days afer the sums are due, Lessee shall pay to lessor a late charge equal to five percent (5%) of the past due payment. The provision for such late charge shall be in addition to all of Lessor's other rights and remedies hereunder or at law, and shall not be construed as liquidated damages or as limiting Lessor's remedies in any manner.

          19.2.11 No act or conduct of Lessor. whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surender of the Premises by Lessor prior to the expiration of the Lease Term, and such acceptance by Lessor of surrender by Lessee shall only be effected, and must be evidenced, by written acknowledgement of acceptance of surrender signed by Lessor.

          19.2.12 In the event the Premises are relet by Lessor afer default by Lessee at a rental which exceeds that owing from Lessee herein (including all costs associated with such rcletting and any other costs and expenses payable by Lessee pursuant hereto). Lessee expressly states and agrees that Lessee, its successors, assigns and representatives have no claim to or interest in any excess rent.

     19.3 Lessee's Remedies. If Lessor fails to perform any of the material covenants and conditions agreed to be performed by Lessor hereunder (a "Lessor Default") and the Lessor Default continues for thirty (30) days after notice thereof from Lessee to Lessor, Lessee shall be entitled to exercise all rights, powers or remedies provided by law; provided however, that if the nature of the Lessor Default is such that more than thirty (30) days are required for cure thereof, then Lessor shall not be in default hereunder if Lessor commences cure thereof within the thirty (30) day period and diligently prosecutes the same to completion. Upon written request by Lessor, Lessee shall serve notice of any alleged Lessor Default upon any lessor and, notwithstanding any other provision of this Lease or applicable law, shall allow such Lessor a reasonable amount of time (but not less than thirty (30) days after the grace period in favor of Lessor, to cure the same, including such time as is reasonable necessary for such Lessor to complete termination or other proceedings and obtain possession of the Building from Lessor.

          Except as otherwise expressly provided herein, Lessee agrees that it shall look solely to the estate and property of Lessor in the building (subject to prior rights of any ground lessor and mortgagee) requiring the payment of money by Lessor in the event of any Lessor Default, with Lessor not to otherwise be liable to Lessee and Lessee not to otherwise have any remedies against Lessor therefore.

20. ENVIRONMENTAL. Lessee shall not use, generate, manufacture, store or dispose of in, under or about the Premises or transport to or from the Premises any Hazardous Material and shall dispose of such materials in accordance with applicable law. For the purposes of this Lease, "Hazardous Materials" shall include, but shall not be limited to (i) flammable, explosive or radioactive materials, hazardous wastes, toxic substances or related materials, (ii) all substances defned as "hazardous substances", "hazardous materials", or "toxic substances" in the Comprehensive Environmental Response Compensation and Liability Act of 1990, as amended 42 U.S.C. Section 9601; et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; and (iii) all substances defned as "hazardous wastes" in Arizona Revised Statutes Section 49-201 (16). Lessee shall be solely responsible for, and shall indemnify and hold harmless Lessor and its successors and assigns for, fom and against any loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to the use, generation, storage, Lease, threatened Lease, discharge, or disposal by Lessee of Hazardous Materials on, under or about the Premises arising subsequent to the date on which this Lease was executed, including without limitation: (a) all foreseeable consequential damages; (b) the costs of any required or necessary repairs, cleanup or detoxifcation of the Premises, and the preparation and implementation of any closure, remedial or other required plans; and (c) all reasonable costs and expenses incurred by Lessor in connection with clauses (a) and (b), including but not limited to reasonable attorneys' fees.

21.MODIFICATION OF AGREEMENT. If, as a result of any federal, state or local law. rules or regulation modification of this Lease is necessary, the paries will so modify this Lease as to conform to such law, rule or regulation.

22.SANCTIONS DISCLOSURE. Lessee hereby expressly represents and warrants to Lessor that neither Lessee nor any offcer, director or owner of 5% or more of the outstanding stock of Lessee, nor any immediate family or household member (as that term is defned by Public Law 105-33, Section 4303) of any such ofcer, director or owner has been placed on the sanctions list issued by the Offce of the Inspector General of the Department of Health and Human Services pursuant to provisions of 42 U.S.C. Section 1320 a.7 or been excluded from government contracts by the General Services Administration (GSA). Further, if during the term of this Agreement, Lessee, any offcer, director or owner of 5% or more of the outstanding stock of Lessee, or any immediate family of any such officer, director or owner is placed on the sanctions list, Lessee shall immediately notify Lessor in writing of the event and such notice shall contain reasonably suffcient information to allow Lessor to determine the nature of the sanction. Lessor shall have the right to terminate this Lease immediately by written notice to Lessee if Lessee, or any ofcer, director or owner of 5% or more of the outstanding stock of Lesee, or any family or household member of any such offcer, director or owner is placed on the sanctions list or banned from goverunent contracts by the GSA, and such person's connection with Lessee is not completely and irrevocably severed within 10 days afer demand for such severance by Lessor.

23. GENERAL PROVISIONS.

     23.1 Lessor. The term "Lessor" as used herein, shall mean the owner(s) or holder of the right to possession of the Building at the time in question.

     23.2 Severability. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof

     23.3 Time of Essence. Time is of the essence.

     23.4 Captions. Paragraph headings are not a part hereof.

     23.5 Entire Agreement. This Lease is an integrated contract that contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification. There are no oral or written statements, representations, agreements or understandings that modify, amend or vary or purport to modify, amend or vary any of the terms of this Lease.

     23.6 Notices. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery, against receipted copy; by certified U.S. Mail, postage paid, return receipt requested; or by a recognized competent courier: and shall be deemed sufficiently given if delivered or addressed to Lessee or to Lessor at the address specified in the Basic Lease Information and for Lessor, with a copy to:

          David M. Bixby, Esq.
          Senior Vice President/General Counsel
          1441 North 12th Street
          P.O. Box 25489
          Phoenix, AZ 85002-5489

          Either party may by notice to the other specify a different address for subsequent notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee. Notices, consents, approval or other communications given by U.S. Mail shall be deemed given or received 72 hours after deposit in the U.S. Mail as herein provided.

     23.7 Waivers. No waiver by either party of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by the other party of the same or any other provision. A consent to or approval of any act shall not be deemed to render unnecessary the obtaining of a consent to or approval of any subsequent act. The acceptance of rent or any other payment by Lessor shall not be a waiver of any preceding breach by Lessee.

     23.8 Holding Over. If Lessee remains in possession of the Premises or any part thereof after the expiration of the term hereof, unless otherwise agreed in writing, such occupancy shall he a month-to-month tenancy on the terms in effect as of the expiration. Rent shall be one hundred fifty percent (150 degrees/) of the rent in effect during the month preceding expiration (unless otherwise agreed to by Lessor in writing).

     23.9 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, he cumulative with all other remedies at law or in equity.

     23.10 Covenants and Conditions. Each provision of this Lease shall be deemed both a covenant and a condition.

     23.11 Binding Effect: Choice of Law. This Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall he governed by the laws of the State of Arizona.

     23.12 Subordination and Estoppel Provision.

          23.12.1 At Lessors option, this Lease shall be subordinate to any ground Lease, mortgage, deed of trust or any other hypothecation for security now or hereafter placed upon the Building and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof Notwithstanding such subordination, Lessee's tight to quiet possession of the premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground Lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust, or ground Lease, whether this Lease is dated prior o subsequent to the date of the mortgage, deed of trust or ground Lease or the date of recording thereof.

          23.12.2 Lessee shall execute any agreements reasonably required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground Lease, as the case maybe within ten (I0) days after written demand therefore.

     23.13 Brokerage. Lessee warrants and represents that it has not dealt with any real estate broker, salesperson or agent in connection with this Lease or its negotiation.

     23.14 Attorney's Fees. If either party brings an action to enforce the terns hereof or to declare the rights of the parties hereunder or for the interpretation of any part of this Lease, the prevailing party in any such action, or trial or appeal, shall be entitled to its reasonable attorneys fees to be paid by the losing party as determined by the judge of the court and not by the jury.

     23.15 Quiet Enjoyment. Upon Lessee paying the rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Lessee part to be observed and performed hereunder, Lessee shall have quiet possession of the Premises for the entire teen hereof subject to all of the provisions of this Lease.

     23.16 Authority. Any individual executing this Lease on behalf of or as representative for a corporation or other person, firm, partnership or entity represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, person, firm, partnership, or other entity and that this Lease is binding upon said entity in accordance with its terms.

     23.17 Incorporation of Schedules and Riders. All exhibits attached hereto shall be deemed a part of this Lease.

     23.18 Estoppel. Lessee shall within ten (10) business days following Lessee receipt of any written request from Lessor, execute, acknowledge and deliver to Lessor a written statement certifying: (a) whether this Lease is in full force and effect and stating the nature of any modification hereto; (b) the dates to which the rentals and other charges are paid in advance, if any (c) that there are not, to Lessee knowledge, any defaults on the part of Lessor hereunder, or specifying such defaults if they are claimed; and (d) such other matters as may reasonably be requested by Lessor. Lessee acknowledges that any such statement maybe relied upon by any prospective purchaser or encumbrance of all or any portion of the Building. Lessee failure to deliver such statement within such time shall be conclusive upon Lessee (a) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (b) that there are no uncured defaults in Lessors performance.

     23.19 Execution. Lessee must execute and deliver this Lease to Lessor within five

          (5) days of execution by Lessor or this Lease shall be null and void.

     23.20 Lessor Warranty. Lessor hereby represents to Lessee that the Premises and the building in which the Premises are located comply with applicable law in effect as of the date of completion of construction and shall comply with after enacted laws to the extent compliance is mandated by applicable federal, state or local law.

     23.21 Signs. At Lessee's expense and subject to the approval of the Lessor Lessee shall be included in the Building directory. Lessee shall be solely responsible for installation of all signage within the Premises.

     23.22 Consents. Except as otherwise expressly provided, if consent or approval of either party is required or permitted, the party being asked to consent or approve shall not unreasonably withhold or condition its consent or approval.

     23.23 Parking. Lessee shall have the no exclusive or reserved parking; all Lessee parking shall be nonexclusive use, in common with other building tenants, guest, invitees, employees and agents.

IN WITNESS WHEREOF the parties hereto have executed this Lease to be effective as of the day and year first above written.

BANNER HEALTH SYSTEM, an Arizona        MEDAIRE, INC. an Arizona corporation
nonprofit coporation


By: /s/ Peter Fine                      By: /s/ Joan Sullivan Garrett
    ---------------------------------       ------------------------------------
    President & COO                         President